UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

InspireMD, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InspireMD, Inc.
4 Menorat Hamaor St.

Tel Aviv, Israel 6744832
Telephone: (888) 776-6804

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 21, 2019

On February 19, 2019, InspireMD, Inc. (the “Company”) filed a definitive proxy statement for its 2019 Annual Meeting of Stockholders (the “Proxy Statement”) with the Securities and Exchange Commission. The Company is furnishing this supplement in order to correct (i) a clerical error in the number of shares of common stock outstanding as of February 18, 2019 appearing on page 18 of the Proxy Statement and on page 45 of the Proxy Statement and (ii) a computational error on page 45 of the Proxy Statement regarding the reduced number of shares that would be issued and outstanding if the proposed reverse stock split is approved and effected. The corrected numbers of shares are provided below and replace the original numbers in the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes.

The paragraph preceding the table on page 18 of the Proxy Statement, under the section entitled “Security Ownership of Certain Beneficial Owners and Management,” is hereby replaced with the following:

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o InspireMD, Inc., 4 Menorat Hamaor St., Tel Aviv, Israel 6744832. As of February 18, 2019, we had 41,888,895 shares outstanding.

In addition, the last paragraph on page 45 of the Proxy Statement, under the section entitled “Principal Effects of the Reverse Stock Split—Effect on Existing Common Stock,” is hereby replaced with the following:

If the Reverse Stock Split is approved and effected, the number of shares of common stock issued and outstanding will be reduced from 41,888,895 (as of February 18, 2019) to between approximately 838,570 shares and 1,676,286 shares, depending on which exchange ratio is ultimately effected. Except for the change resulting from the adjustment for fractional shares (described below), the change in the number of shares of common stock outstanding that will result from the Reverse Stock Split will not affect any stockholder’s percentage ownership in the Company. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Stock Split.

Except as described above, this supplement to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.

This supplement should be read in conjunction with the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 19, 2019. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON MARCH 21, 2019:

This supplement, the Proxy Statement, the proxy card and the Company’s 2018 Annual Report are available at www.proxyvote.com. Additionally, you can find a copy of the Company’s Annual Report on Form 10-K on the website of the SEC at www.sec.gov.